THE SECURITY REPRESENTED BY THIS INSTRUMENT WAS ORIGINALLY ISSUED ON SEPTEMBER 1, 1994 AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. INTEREST IN RESPECT OF THIS SECURITY IS SUBORDINATED TO THE PAYMENT IN FULL OF ALL ACCRUED INTEREST ON THE MCIT NOTES (AS DEFINED BELOW) AND THE PRINCIPAL AMOUNT OF THIS SECURITY AND INTEREST IN RESPECT HEREOF IS SUBJECT TO SET-OFF, IN EACH CASE AS DESCRIBED IN THIS NOTE. THE TRANSFER OF THIS SECURITY IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE MANAGEMENT SUBSCRIPTION AGREEMENT, DATED AS OF SEPTEMBER 1, 1994, AMONG THE COMPANY AND CERTAIN MANAGEMENT AND RELATED INVESTORS THEREIN, AND THE COMPANY'S STOCKHOLDERS' AGREEMENT, DATED AS OF SEPTEMBER 1, 1994, AMONG THE COMPANY AND ITS STOCKHOLDERS, AND AS AMENDED, SUPPLEMENTED, OR MODIFIED FROM TIME TO TIME. THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF THIS SECURITY UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. UPON WRITTEN REQUEST, A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE.




                              NRE HOLDINGS, INC.

                                  12.75% Note

                              due August 31, 2005



                                                          New York, New York
$385,769                                                  November 30, 1995


         NRE HOLDINGS, INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to Castleking, Inc. (the "Holder"), on August 31, 2005, the principal amount of $385,769, with interest (computed on the basis of a 365-day year) on the unpaid balance of such principal amount at the rate of 12.75% per annum, payable semi-annually on each May 31 and November 30 (each, an "Interest Payment Date") after the date hereof, commencing on May 31, 1996, until such unpaid principal shall become due and payable (whether at maturity or at a date fixed for prepayment or by declaration or otherwise), and with interest on any overdue principal and premium, if any, and (to the extent permitted by applicable law) on any overdue interest at the rate of 14.75% per annum, payable semi-annually as aforesaid or, at the option of the registered holder hereof, on demand.

         Payments of principal and interest on this Note shall be made in lawful money of the United States of America by wire transfer to the account of Freeborn & Peters, account number 065123, at the Mega Bank of Arapahoe, ABA Transit Number 107005319, or at such other office or agency in New York, New York as the Company shall have designated by written notice to the Holder.

         This Note is one of the Company's 12.75% Notes due August 31, 2005 (the "Seller Notes"), originally issued in the aggregate principal amount of $4,400,000 pursuant to the Purchase and Sale Agreement (as defined below) and a Management Subscription Agreement, dated as of September 1, 1994 (the "Management Subscription Agreement"), among the Company, Lawrence Jaro, William Osborn, Gary Hubert and Joel Aaseby. The Company may offset and apply any amounts becoming due hereunder from time to time against all determined claims which the Company has against the Holder pursuant to Section 6.5(c) of the Purchase and Sale Agreement, dated as of September 1, 1994 (the "Purchase and Sale Agreement"), among the Company and the parties listed on the signature pages thereof or Section 8.4 of the Stockholders Agreement, dated as of September 1, 1994 (as amended and modified in accordance with its terms, the "Stockholders Agreement"), among the Company and the parties listed on the signature pages thereof.

         The Company may from time to time voluntarily prepay all or any part (in an integral multiple of $1,000) of the outstanding principal amount of this Note and all other Seller Notes, pro rata according to the outstanding principal amounts thereof; provided, that (a) voluntary prepayments shall be accompanied by payment in full of interest accrued on such principal amount and not yet paid, (b) the Company shall have given the Holder and each other holder of a Seller Note written notice of each voluntary prepayment not less than 10 days and not more than five days prior to the date fixed for such prepayment (and such notice shall specify such date, the aggregate principal amount of the Seller Notes to be prepaid on such date, the principal amount of each Seller Note to be prepaid on such date, and the interest accrued and not paid on such principal amount to be prepaid) and such notice shall be accompanied by an officers' certificate certifying that the conditions to such prepayment have been fulfilled and specifying the particulars of such fulfillment, (c) the Company shall have received the prior written consent to such prepayment from holders of the MCIT Notes (as defined below) owning 51% or more of the then outstanding principal amount of the MCIT Notes and (d) the Company shall have received the prior written consent to such prepayment from holders of the Senior Debt (as such term is defined in the Amended and Restated Deferred Limited Interest Guaranty dated as of February 7, 1996, from National Restaurant Enterprises, Inc. to MCIT PLC ("MCIT")).

         The Company hereby agrees that, in the event that the Company voluntarily prepays (as opposed to a mandatory pre-payment) all or any part of the outstanding principal amount of the

$11,000,000 aggregate principal amount of 12.75% notes due August 31, 2005 (together with all amendments thereto and all substitutions, replacements and renewals thereof, the "MCIT Notes") issued by the Company to MCIT pursuant to that certain Purchase Agreement, dated as of September 1, 1994 (as amended, supplemented or otherwise modified from time to time, the "MCIT Purchase Agreement"), between the Company and MCIT, the Company shall, concurrently with such prepayment, make a prepayment of all Seller Notes (including this Note) in an aggregate amount equal to that percentage of the then outstanding principal amount of all Seller Notes which the amount of such voluntary prepayment of the MCIT Notes is of the then aggregate outstanding principal amount of all outstanding MCIT Notes.

         If one or more of the following events (each an "Event of Default") shall have occurred and be continuing:

                  (a) the Company shall default in the payment or prepayment when due of any principal of this Note;

                  (b) the Company or any Restricted Subsidiary (as such term is defined in the Second Amended and Restated Credit Agreement, dated February 7, 1996, among National Restaurant Enterprises, Inc., the Company, and The First National Bank of Boston, as Agent) shall (i) become insolvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due; or (ii) apply for, consent to or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any Restricted Subsidiary or any property of any thereof or make a general assignment for the benefit of creditors; or (iii) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any Restricted Subsidiary or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days; or (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company or any Restricted Subsidiary, and, if such case or proceeding is not commenced by the Company or such Restricted Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Company or such Restricted Subsidiary or shall result in the entry of any order for relief or shall remain for 60 days undismissed;

                  (c) any Change of Control (as defined in the MCIT Purchase Agreement referred to below); or

                  (d) all or any portion of the outstanding principal amount of the MCIT Notes shall have become immediately due and payable prior to the stated maturity thereof (in which event, the Company shall immediately provide written notice to the Holder);

then, and in every such event, the Holder may, by notice to the Company and to the holders of the MCIT Notes and the Senior Debt, declare all or any portion of the unpaid principal amount of this Note together with accrued interest thereon to be due and payable, whereupon such portions of this Note (and accrued interest thereon) shall be and become due and payable immediately following delivery of such notice to the Company and to the holders of the MCIT Notes and the Senior Debt without further notice, demand or presentment, all of which are hereby waived by the Company; provided, that in the case of any of the Events of Default specified in clause (b) of this paragraph, such portions of this Note (together with accrued interest thereon) shall immediately (and without notice) become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company.

         This Note is one of the "Seller Notes" referred to in, and is secured by, the Mezzanine Pledge Agreement, dated as of September 1, 1994 (as amended, supplemented or otherwise modified from time to time, the "Mezzanine Pledge Agreement"), between the Company and MCIT, individually and as agent (in such capacity, the "Mezzanine Agent") for itself and the other Noteholders (as defined in the Pledge Agreement), and the Holder, by acceptance of this Note, authorizes the Mezzanine Agent to take all actions from time to time under the Pledge Agreement as shall be directed by all or any holders of the MCIT Notes. Each holder of this Seller Note, by acceptance hereof, agrees to be bound by the representations made and obligations undertaken by each "Noteholder" under
Article IV of the Mezzanine Pledge Agreement.

         Notwithstanding any provision of this Note to the contrary, the Company covenants and agrees, and the Holder by acceptance of this Note likewise covenants and agrees, that each payment of interest to become due on the Seller Notes shall be subordinated (i.e., no such payment shall be permitted to be made by or on behalf of the Company or from any source whatsoever, including from any distribution of its assets in connection with any proceeding of the nature referred to in Section 7.1.3 of the MCIT Purchase Agreement, and if notwithstanding the foregoing, any such payment is made, it shall not be received and retained by the Holder hereof) to the prior payment in full in cash of all payments of interest accrued on the MCIT Notes, if any, which payments of interest on the MCIT Notes (the "Benefitted Payment") shall have become due thereunder either prior to or not more than 160 days after the date on which such payment of interest on this Note shall have become due (the "Blocked Seller Payment"); provided, however, that, at any time when any Blocked Seller Payment shall be subordinated by the foregoing provision only to Benefitted Payments which became due after the date on which such Blocked Seller Payment became due, the Company may, at any time when making a partial payment of such Benefitted Payment on all MCIT Notes, also make a partial payment of such Blocked Seller Payment on all Seller Notes in an aggregate amount which is proportionate to such partial payment of the Benefitted Payment according to the then respective aggregate outstanding principal amounts of the MCIT Notes and the Seller Notes. This paragraph shall constitute a continuing offer to and covenant with all persons who become holders of, or continue to hold, MCIT Notes (irrespective of whether such MCIT Notes were issued or acquired before or after the issuance of this Note). The provisions of this paragraph are made for the benefit of all present and future holders of MCIT Notes and their successors and assigns, and shall be enforceable by them directly against the Holder. If there has occurred and is continuing a default in the payment of all or any portion of the interest on any MCIT Notes, no payment shall be made by or on behalf of the Company with respect to any interest due in respect of this Note, and by virtue of accepting this Note and the benefits hereof, the Holder shall not be entitled, and will not take any action, including any judicial process, to accelerate, demand payment or enforce any indebtedness in respect of interest payable on this Note or any other claim with regard to interest payable on this Note. If, notwithstanding the foregoing sentence, the Holder shall have received, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of, or on account of, interest in respect of this Note that was prohibited by this paragraph, before all interest accrued on the MCIT Notes has been paid in full in cash, then and in such event such payments or distributions shall be received and held in trust for the holders of the MCIT Notes and promptly paid over or delivered to the holders of the MCIT Notes remaining unpaid to the extent necessary to pay in full in cash such accrued interest on the MCIT Notes in accordance with their terms after giving effect to any concurrent payment or distribution to the holders of the MCIT Notes, provided that any such payment which is, for any reason, not so paid over or delivered shall be held in trust by the Holder for the holders of the MCIT Notes.

         In addition to the subordination provisions of the preceding paragraph in favor of the holders of the MCIT Notes, this Note is also hereby expressly subordinated to the limited guaranty, dated September 1, 1994 (the "Senior Recovery Guaranty"), executed and delivered by the Company in favor of the Senior Lenders (as defined in the MCIT Purchase Agreement) and Article VIII of the MCIT Purchase Agreement (and all related definitions) shall apply to this Note mutatis mutandis and the obligations of the Company under this Note shall be deemed "Obligations" as used in such Article VIII of the MCIT Purchase Agreement.

         No present or future holder of the MCIT Notes shall be prejudiced in any way in the rights of such holder to enforce subordination of the Seller Notes by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder of the MCIT Notes, regardless of any knowledge thereof any such holder of the MCIT Notes may have or be otherwise charged with. Without limiting the foregoing, no right of any present or future holder of the MCIT Notes to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by (a) any refunding, refinancing, extension or renewal of the MCIT Purchase Agreement or any amendment, modification or supplement thereof, (b) any sale, exchange, release or other similar transaction with respect to any property by whomsoever at any time pledged or mortgaged to secure the MCIT Notes, (c) any release of any Person (as defined in the MCIT Purchase Agreement) liable in any manner for the payment or collection of amounts payable in respect of the MCIT Notes, (d) any exercise or refraining from exercising of any rights against the Company and others or (e) any application of any sums by whomsoever paid or however realized to the payment of amounts payable in respect of the MCIT Notes; provided, however, that the Company undertakes to the Holder that the Company will not (x) foreshorten the final or scheduled maturities of or interest on the MCIT Notes or increase the rate of interest thereon or (y) release the lien of the Mezzanine Pledge Agreement or provide for the application of proceeds of the Collateral (as defined therein) on a non-pro rata basis with holders of MCIT

Notes, in each case without the prior written consent of holders of Seller Notes evidencing, in the aggregate, 51% or more of the aggregate outstanding principal amount of the Seller Notes.

         The Company agrees to reimburse the Holder upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by the Holder in enforcing the obligations of the Company under this Note.

         This Note is made and delivered in New York, New York and shall be governed by the internal laws of the State of New York.


                                           NRE HOLDINGS, INC.



                                           By:
                                              -------------------------------
                                              Name:  A. Richard Caputo, Jr.
                                              Title: Vice President